Exhibit 99.1

Q1 2022 Results Presentation GERRY SPINDLER Managing Director and CEO GERHARD ZIEMS Group Chief Financial Officer 10 May 2022 (All units in USD and metric tonnes, unless otherwise stated)

The material contained in this presentation is intended to be general background information on Coronado Global Resources (Coronado) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated. The presentation of certain financial information may not be compliant with financial captions in the primary financial statements prepared under US GAAP. Refer to Coronado’s FORM 10-Q for the three months ended 31 March 2022 available at www.coronadoglobal.com for details of the basis primary financial statements prepared under US GAAP. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations. This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may," "could," "believes," "estimates," "expects," "intends," “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 23 February 2022 (AEST), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. 2 Important Notices and Disclaimer Q1 2022 Results Presentation

Q1 2022 Financial Results

Record quarterly Revenue, Net Income, Adjusted EBITDA and Cash

	Group Dashboard		
	Q1 2022 Actual	Q1 2021 Actual	Variance
Revenue	$947.1M	$376.1M	↑ $571.0M
Net Income / (Loss)	$269.9M	($41.0M)	↑ $310.9M
Adjusted EBITDA	$411.0M	$7.6M	↑ $403.3M
Net Cash / (Debt)	$256.8M	($290.7M)	↑ $547.5M
Production	4.2Mt	4.6Mt	↓ 0.4Mt
Sales Volume	4.4Mt	4.4Mt	-
Average coal realised price	$215.1/t	$83.3/t	↑ $131.8/t
Average Met coal realised price	$266.5/t	$94.3/t	↑ $172.2/t
Mining costs/tonne sold	$76.3/t	$62.2/t	↑ $14.1/t
Operating costs/tonne sold	$121.5/t	$82.3/t	↑ $39.2/t
Capex	$39.8M	$22.6M	↑ $17.2M

Notes: Rounding has been applied to this table as appropriate. Blue and grey coloured references in the variance column indicate positive and negative variance movements respectively and arrow direction indicates increase or decrease in corresponding metric.

- Record quarterly Group revenue of $947 million, up $571 million, or 152% on the March 2021 quarter.
- Record quarterly Net Income of $270 million, up $311 million from a Net Loss of $41 million in the March 2021 quarter.
- Record quarterly Adjusted EBITDA of $411 million, up $403 million on the March 2021 quarter.
- Quarterly Free Cash Flow generation of $129 million, with large working capital build.
- Available liquidity of $671 million
- Net Cash of $257 million.
- Average realised pricing levels substantially higher than March 2021 quarter.
- Higher costs due to higher royalties, inflationary pressures and additional fleet and pre-strip activities at Curragh. Production plans weighted to H2, and guidance retained.

Coronado

Q1 2022 Results Presentation 3

4 Q1 2022 Results Presentation Capital Management 1. Strong Balance Sheet Maintaining a strong balance sheet with enhanced liquidity and prudent debt levels Fundamental strategy is to return funds to Shareholders Prioritise growth expenditure projects to increase existing production rates Uniquely positioned, with flexibility from strong balance sheet, to pursue acquisitions as diversified miners exit Coronado’s capital management strategy focuses on maintaining a strong balance sheet, sustainable profits and investment flexibility through volatile price cycles, underpinned by operating safe and reliable operations that produce high-quality Met coal for our customers 2. Shareholder Returns 4. In-Organic Growth 3. Organic Growth

Strong demand and tight supply underpinning Met Coal Pricing 5 Q1 2022 Results Presentation 94 95 94 306 220 267 AUS (FOB) U.S. (FOR / Domestic) Group +225% +133% +183% Q1 2021 Q1 2022 Coronado Average Met Coal Realised Price (US$/t) (3) Notes: (1) Source: S&P Global Platts; PLV HCC FOB AUS = Premium Low-Vol FOB Australian Hard Coking index, LV HCC FOB USEC = Low-Vol Hard Coking US East Coast index, PLV HCC CFR China = Premium Low-Vol Hard Coking China index. (2) Long term average price of $174 per tonne reflects the historical S&P Global Platts PLV HCC FOB AUS price market data between 2007 and 31 March 2022. Calculation data prior to January 2016 is from Bloomberg. (3) All Australian sales are sold on a Free On-Board (FOB) basis and the majority of U.S. sales are sold Free On-Rail (FOR). The U.S. also has approximately one-third of sales to domestic customers at a price of $187/tonne. Group average realised price is a mixture of FOB, FOR and Domestic pricing achieved. If converted to an exclusive FOB basis, the price realised would be higher. Met coal index pricing reached a new record price of US$670/t in March 2022 Metallurgical Coal Price Indices (US$/t) (1) 0 100 200 300 400 500 600 700 PLV HCC FOB AUS LV HCC FOB USEC PLV HCC CFR China Mar 2020 Mar 2022 Mar 2021 Sep 2021 Sep 2020 Long Term Historical Average Price $174/t (2) Strong demand, tight supply and geopolitical issues currently underpinning record price cycle and record Coronado price realisations. Coronado high quality Met coal products in high demand. Robust and sustainable long term demand growth for our products in core markets (Asia), plus interest from new customers, reinforcing our resilience in normalised market conditions.

Dividends and Notes purchase offer 6 Record Q1 results & strong liquidity allow for declaration of $200 million special dividends and Senior Secured Notes purchase offer of $100.6 million 10th May 2022 Declaration of $200 million special dividend and advised Senior Secured Notes trustee of $100.6 million discounted purchase offer 31st May 2022 Special dividend record date 10th June 2022 Senior Secured Notes purchase offer expires 14th June 2022 Payment to Senior Secured Notes holders who accept offer 21st June 2022 Special dividend payment date Key Dates Q1 2022 Free Cash Flow $129M Q1 Special Dividend between 60% - 100%1 of Free Cash Flow Special Dividend Tranche 1 $99.5M million (or USD 5.9 cents per CDI) Special Dividend Tranche 2 $100.6 million (or USD 6.0 cents per CDI) Senior Secured Notes Purchase Offer $100.6 million matching offer at 104% Notes: Numbers above have been rounded. Key dates are in accordance with Australian East Coast Standard Time (AEST). (1) Returns are calculated as a percentage of Free Cash Flow. Free cash flow is defined as net cash from operating activities less cash taxes, capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing. Given low acceptance of previous 104% Senior Secured Notes repurchase offer, distributions expected to remain with 60% - 100% free cash flow policy. FY21 unsubscribed Notes offer Available and declared to Shareholders Q1 2022 Results Presentation

Dividend Policy Coronado’s ability to pay dividends is subject to, among other matters, compliance with certain covenants included in the terms of the Senior Secured Notes and ABL facility: Required to meet a minimum liquidity threshold of US$125M Potential dividend payments to Shareholders are governed by four baskets per the terms of the Senior Secured Notes due 2026: ▪ General Basket – Allows for a one time payment of US$30M over the term of the Notes2 ▪ Dividend Basket – Allows for an annual payment of the greater of US$12.5 million or 1.25% of market capitalisation ▪ Builder Basket – Calculated as 50% of cumulative consolidated net income. Period of calculation is quarterly commencing from January 2021. Losses in each quarter are counted at 100% while profits are counted at 50%. ▪ Ratio Basket – Available when Net Leverage Ratio (Net Debt / Adjusted EBITDA) is less than or equal to 1.5x. In calculating Net Debt, a maximum of $100 million cash can be included in the formula ▪ Any distributions under the Builder and Ratio baskets require a matching offer for redemption of the Senior Secured Notes at 104% of face value Senior Secured Notes terms Coronado has announced the following in recent times: Feb’22 - Announced offer to purchase US$100M in Notes, with subsequent acceptance of $0.5M confirmed in Mar’21. Feb’22 - Declared 9.0 cents (USD) per CDI, or US$151M, unfranked dividend. Apr’22 – US$151M unfranked dividend paid to shareholders. Apr’22 - Announced bi-annual fixed dividend program3 to pay shareholders 0.5 cent (USD) per CDI at the end of half and full year results (1.0 cent per annum). May’22 – Declared 5.9 cents (USD) per CDI, or US$99.5M, unfranked special dividend to Shareholders reflecting the balance of the monies not accepted by Note holders as part of the Feb’21 purchase offer. May’22 – Declared 6.0 cents (USD) per CDI, or US$100.6M, unfranked special dividend to Shareholders and matching Notes purchase offer. Recent Actions Coronado’s policy is to distribute 60% - 100% of Free Cash Flow per year1 7 Q1 2022 Results Presentation Notes: (1) All distributions (fixed or variable) are subject to, among other matters, Board discretion. The payment of dividends under this policy will be subject in each instance to Board review in the context of Coronado’s profitability, retained earnings, capital priorities, working capital requirements, covenants in the terms of the Notes, acquisition opportunities, market conditions, and forward financial assessments. (2) The General Basket was fully utilised as part of the FY21 dividend paid in April 2022 and is no longer available for use. (3) Coronado expects to make bi-annual fixed dividend payments to align with the Senior Secured Notes Dividend Basket terms. Jun’22 – Expected payment of special dividends and Notes purchase offer. Aug’22 – Expected declaration of 0.5 cents fixed dividend and further notice, as approved by Board, for further variable/special dividends announcement in alignment with 60% - 100% of free cash flow policy

Questions

Supplementary Information

This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyse performance. These metrics are significant factors in assessing operating results and profitability. These financial and operating metrics include:(i) safety and environmental metrics;(ii) Adjusted EBITDA, (iii) Metallurgical coal sales volumes and average realised price per Mt of metallurgical coal sold, which we define as metallurgical coal revenues divided by metallurgical sales volumes;(iv) average mining costs per Mt sold, which we define as mining costs divided by sales volumes (excluding non-produced coal); and (v) average operating costs per Mt sold, which we define as operating costs divided by sales volumes. Investors should be aware that the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled financial measures used by other companies. Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. 10 Reconciliation of Non-GAAP measures Q1 2022 Results Presentation

Reconciliation of Non-GAAP measures (continued)

Adjusted EBITDA reconciliation (US$ Thousands)	Three months ended 31 March 2022	Three months ended 31 March 2021
Net Income / (Loss)	269,898	(40,972)
Add: Depreciation, depletion and amortization	38,009	53,081
Add: Interest expense, net	17,332	15,135
Add: Other foreign exchange losses	1,991	1,749
Add: Income tax expense / (benefit)	81,943	(19,068)
Add: Losses on idled assets held for sale	1,386	1,494
Add: Increase / (Decrease) in provision for discounting and credit losses	428	(3,778)
Adjusted EBITDA	**410,987**	**7,641**

Free cash flow reconciliation (US$ Thousands)	Three months ended 31 March 2022
Net cash provided by operating activities	171,849
Less: Capital expenditure	(37,768)
Less: Other financing commitments	(4,816)
Free cashflow	**129,265**

Net cash reconciliation (US$ Thousands)	31 March 2022
Cash and restricted cash	571,467
Less: Restricted cash	(251)
Capital and cash equivalents (excluding restricted cash)	571,216
Less: Aggregate principal amount of 10.750% Senior Secured Notes due 2026	(314,453)
Net Cash	**256,763**

Mining Costs per tonne reconciliation (US$ Thousands)	Three months ended 31 March 2022	Three months ended 31 March 2021
Total costs and expenses	574,734	421,866
Less: Selling, general and administrative expense	(7,876)	(5,775)
Less: Depreciation, depletion and amortization	(38,009)	(53,081)
Total operating costs	528,849	363,010
Less: Other royalties	(83,032)	(20,947)
Less: Stanwell rebate	(29,053)	(15,819)
Less: Freight expenses	(59,264)	(52,141)
Less: Other non-mining costs	(40,219)	(5,921)
Total mining costs	317,281	268,182
Sales Volume excluding non-produced coal (MMt)	4.2	4.3
Average mining costs per tonne sold ($/Mt)	**$76.3/t**	**$62.2/t**

Operating Costs per tonne reconciliation (US$ Thousands)	Three months ended 31 March 2022	Three months ended 31 March 2021
Total costs and expenses	574,734	421,866
Less: Selling, general and administrative expense	(7,876)	(5,775)
Less: Depreciation, depletion and amortization	(38,009)	(53,081)
Total operating costs	528,849	363,010
Sales Volume (MMt)	4.4	4.4
Average operating costs per tonne sold ($/Mt)	**$121.5/t**	**$82.3/t**

Coronado

Notes: MMt is defined as million metric tonnes; Mt is defined as metric tonnes

Q1 2022 Results Presentation 11

Reconciliation of Non-GAAP measures (continued)

Realised Met Pricing reconciliation 31 March 2022 (US$ Thousands, except for volume data)	Australian Operations	U.S. Operations	Consolidated
Total Revenues	605,298	341,827	947,125
Less: Other revenues	(9,000)	(1,497)	(10,497)
Total coal revenues	596,298	340,330	936,628
Less: Thermal coal revenues	(42,289)	(2,610)	(44,899)
Metallurgical coal revenues	554,009	337,720	891,729
Volume of Metallurgical coal sold (MMt)	1.8	1.5	3.3
Average realised price per Mt of Metallurgical coal sold ($/Mt)	**$305.8/t**	**$220.0/t**	**$266.5/t**

Realised Met Pricing reconciliation 31 March 2021 (US$ Thousands, except for volume data)	Australian Operations	U.S. Operations	Consolidated
Total Revenues	238,293	137,818	376,111
Less: Other revenues	(8,843)	(66)	(8,909)
Total coal revenues	229,450	137,752	367,202
Less: Thermal coal revenues	(22,998)	(768)	(23,766)
Metallurgical coal revenues	206,452	136,984	343,436
Volume of Metallurgical coal sold (MMt)	2.2	1.4	3.6
Average realised price per Mt of Metallurgical coal sold ($/Mt)	**$94.2/t**	**$94.5/t**	**$94.3/t**

Realised Coal Pricing reconciliation (US$ Thousands, except for volume data)	Three months ended 31 March 2022	Three months ended 31 March 2021
Total Revenues	947,125	376,111
Less: Other revenues	(10,497)	(8,909)
Total coal revenues	936,628	367,202
Volume of coal sold (MMt)	4.4	4.4
Average realised price per Mt of coal sold ($/Mt)	**$215.1/t**	**$83.3/t**

Notes: MMt is defined as million metric tonnes; Mt is defined as metric tonnes

Coronado
Q1 2022 Results Presentation 12

CONTACTS Investors: Andrew Mooney P: +61 458 666 639 E: amooney@coronadoglobal.com E: investors@coronadoglobal.com Media: Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com Registered Office: Coronado Global Resources Inc. Level 33, Central Plaza One, 345 Queen Street Brisbane, QLD, Australia, 4000 (GPO Box 51, Brisbane, QLD, Australia, 4000) P: +61 7 3031 7777 F: +61 7 3229 7401 W: www.coronadoglobal.com